EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE 41-22

Starry Announces Third Quarter 2022 Results

Starry demonstrates solid execution for a third quarter in a row, with strong year-over-year growth in customer relationships, network growth and expansion of its digital equity program;

Full reporting of 3Q results follows implementation of cost-cutting measures and retention of advisors to explore strategic and balance sheet solutions.

Boston, Mass. (November 2, 2022) – Starry Group Holdings, Inc. (NYSE: STRY) (the “Company” or “Starry”), a licensed fixed wireless technology developer and internet service provider, today reported full results for the third quarter of 2022. The results showed that Starry has continued to successfully execute on its subscriber growth plan, delivering a strong increase in customer relationships and driving an increase in penetration of homes serviceable. Additionally, Starry expanded its digital equity program, Starry Connect, growing to reach more than 87,000 units of public and affordable housing as of September 30, 2022, an 83% increase year-over-year.

Third Quarter of 2022 Highlights

●
Revenue of $8.0 million, up 36% year-over-year.
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Net Loss of $60.3 million, compared to a Net Loss of $39.8 million in the third quarter of 2021.
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Adjusted EBITDA loss of $39.7 million, compared to an Adjusted EBITDA loss of $26.0 million in the third quarter of 2021.1
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Capital expenditures were $19.7 million, compared to capital expenditures of $19.3 million in the third quarter of 2021.
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Homes serviceable of 6.0 million at quarter end, up 18% year-over-year.
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Customer relationships of 91,297 at quarter end, up 66% year-over-year. Net additions in the third quarter of 2022 were a record 10,347.
●
Penetration of homes serviceable increased by 44 bps year-over-year to 1.53%.

“As announced earlier this week, we have retained PJT Partners to advise the Company and its Board of Directors on potential mergers and acquisitions, capital raising, and balance sheet solutions,” said Chet Kanojia, Starry co-founder and CEO. “To enable sufficient time for this process to take place, we proactively undertook significant cost-cutting measures last month to limit our expenditures and put the company in the best position to undergo this process. We are laser-focused on financing the business over the long-term so we can continue serving our markets and customers.”

Operational Highlights

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Homes Serviceable: As of the end of the third quarter, homes serviceable were 6.0 million, an increase of 18% year-over-year. The growth in homes serviceable was due to network improvements and expansion in existing markets.
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Customer Relationships: As of the end of the third quarter, customer relationships were 91,297, an increase of 66% year-over-year. The net additions in the quarter were a record 10,347. Starry saw growth in customer relationships in each of its six markets during the quarter.
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Penetration of homes serviceable: The Company increased penetration by 44 bps year-over-year to 1.53% by focusing sales and marketing efforts primarily on multiple dwelling units where Starry equipment had previously been installed.

1 Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures and Other Business Metrics” at the end of this release for more information and reconciliations to the most directly comparable GAAP financial measures.

“As we have always said: execution matters. For a third quarter in a row, Starry added a record number of customer relationships and expanded our network coverage to reach nearly six million households,” said Alex Moulle-Berteaux, Starry co-founder and Chief Operating Officer. “While the significant cost-reduction measures we undertook last month will have an impact on our full-year growth numbers, the strength of our last three quarters demonstrates our ability to scale and add record numbers of customers each quarter. We concentrate on our core business: serving dense urban areas and will continue to serve existing and new customers in our markets with the same exemplary level of customer care and service that has come to define #HappyInterneting.”

Financial Highlights

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Revenue: Revenue increased 36% year-over-year as a result of an increase in our customer relationships from 55,078 to 91,297, partially offset by a decline in ARPU.
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Cost of revenue: Cost of revenue increased by 43% year-over-year due to higher depreciation related to our network expansion as well as increased headcount and network service costs.
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SG&A: SG&A expense increased by 120% year-over-year due to higher headcount, accrued Rural Digital Opportunity Fund ("RDOF") penalties, public company costs and other expenses.
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R&D: R&D expense increased by 35% year-over-year due to increased headcount costs to support the development of our network and next generation equipment.
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Net Loss: Net Loss increased to $60.3 million, compared to $39.8 million in the prior year quarter.
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Adjusted EBITDA: Adjusted EBITDA loss increased to $39.7 million as we invested in our network, systems and staff to support growth.
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Capital expenditures: Capital expenditures increased by 2% year-over-year due to growth in our network and customer base, partially offset by the pause in our Las Vegas expansion.
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Cash: As of September 30, 2022, Starry had cash and cash equivalents of $29.4 million and restricted cash of $18.6 million.
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Debt: As of September 30, 2022, Starry had outstanding term debt of $231.0 million.

“Last month, we implemented significant cost-reduction measures to reduce our capital expenditures and provide an extended runway for the company to pursue financing and other options,” said Komal Misra, Starry Chief Financial Officer. “While implementing these measures, including a significant reduction in our workforce, was difficult, they were necessary in order to put the company in the best position possible to undertake these next steps in our capital raising process.”

Business Outlook

Starry is not providing guidance for full-year 2022 at this time. We will provide the market with further updates as warranted.

Conference Call

Starry will host a conference call to discuss its financial results for the third quarter of 2022 on Wednesday, November 2, 2022 at 8:00 a.m. Eastern Time (ET).

Those parties interested in participating via telephone should dial one of the numbers below and enter the conference ID number 242769.

United States Toll Free: 1-844-200-6205

United States Local: 1-646-904 -5544

Other Locations: 1-929-526-1599

A live webcast of the conference call will be available on Starry’s Investor Relations website at https://investors.starry.com. A replay of the call will be available after 12:00 p.m. ET on the Investor Relations website. To automatically receive Starry financial news and updates, please subscribe to email alerts on the Investor Relations page.

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About Starry Group Holdings, Inc.

At Starry (NYSE: STRY), we believe the future is built on connectivity and that connecting people and communities to high-speed, broadband internet should be simple and affordable. Using our innovative, wideband hybrid-fiber fixed wireless technology, Starry is deploying gigabit capable broadband to the home without bundles, data caps, or long-term contracts. Starry is a different kind of internet service provider. We’re building a platform for the future by putting our customers first, protecting their privacy, ensuring access to an open and neutral net, and making affordable connectivity and digital equity a priority. Headquartered in Boston, Starry is currently available in Boston, New York City, Los Angeles, Washington, DC, Denver and Columbus, OH. To learn more about Starry or to join our team and help us build a better internet, visit: https://starry.com.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding our plans, objectives and expectations relating to our reduction in force, including timing, potential cost savings and expected impacts to our financial results and operations, our strategy, competitive position and opportunities in the marketplace, and our anticipated business and financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include our limited remaining available cash, our ability to remain in compliance with and not in default under our credit facility, our potential inability to timely procure additional financing or other strategic options on favorable terms, or at all, our potential inability to realize the expected benefits of the announced reduction in force and other cost-cutting measures and the risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ben Barrett, Starry

bbarrett@starry.com

investors@starry.com

Media Contact:

Mimi Ryals, Starry

mryals@starry.com

press@starry.com

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$7,959	$5,871	$23,083	$15,485
Cost of revenues	(22,641)	(15,784)	(61,557)	(41,606)
Gross loss	(14,682)	(9,913)	(38,474)	(26,121)
Operating expenses:
Selling, general and administrative	(37,857)	(17,170)	(88,075)	(47,408)
Research and development	(9,559)	(7,064)	(25,596)	(19,482)
Total operating expenses	(47,416)	(24,234)	(113,671)	(66,890)
Loss from operations	(62,098)	(34,147)	(152,145)	(93,011)
Other income (expense):
Interest expense	(8,581)	(5,192)	(24,149)	(17,773)
Other income (expense), net	10,367	(436)	26,042	(8,591)
Total other income (expense)	1,786	(5,628)	1,893	(26,364)
Net loss	$(60,312)	$(39,775)	$(150,252)	$(119,375)
Net loss per share of common stock, basic and diluted	$(0.37)	$(1.09)	$(1.22)	$(3.28)
Weighted-average shares outstanding, basic and diluted	162,687,604	36,521,158	122,685,468	36,394,746

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$29,381	$29,384
Accounts receivable, net	879	380
Deferred costs	—	7,049
Prepaid expenses and other current assets	12,224	7,079
Total current assets	42,484	43,892
Property and equipment, net	159,536	129,019
Intangible assets	48,463	48,463
Restricted cash and other assets	20,166	1,860
Total assets	$270,649	$223,234
Liabilities, redeemable shares and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$12,414	$6,832
Unearned revenue	1,684	1,630
Current portion of debt	1,981	1,504
Accrued expenses and other current liabilities	33,933	23,177
Total current liabilities	50,012	33,143
Debt, net of current portion	229,203	191,596
Earnout liabilities	1,264	—
Warrant liabilities	2,685	14,773
Asset retirement obligations	3,207	2,387
Other liabilities	23,419	12,412
Total liabilities	309,790	254,311
Redeemable shares	10,579	—
Stockholders’ (deficit) equity :
Convertible preferred stock	—	453,184
Legacy common stock	—	4
Class A common stock	16	—
Class X common stock	1	—
Additional paid-in capital	601,886	17,106
Accumulated deficit	(651,623)	(501,371)
Total stockholders’ (deficit) equity	(49,720)	(31,077)
Total liabilities, redeemable shares and stockholders’ (deficit) equity	$270,649	$223,234

STARRY GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flow

(Unaudited)

(in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating activities:
Net loss	$(60,312)	$(39,775)	$(150,252)	$(119,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	11,204	7,773	30,849	20,746
Paid-in-kind interest on term loans, convertible notes payable and strategic partner obligations	6,627	4,300	18,697	12,669
Amortization of debt discount and deferred charges	1,898	806	5,300	3,956
Conversion of debt discount	—	—	—	971
Loss on extinguishment of debt	—	—	—	2,361
Fair value adjustment of derivative liabilities	(10,367)	454	(29,926)	6,250
Recognition of distribution to non-redeeming shareholders	—	—	3,888	—
Loss on disposal of property and equipment	197	633	1,631	1,856
Share-based compensation	4,333	389	9,032	967
Transaction costs allocated to warrants and earnout liability instruments	—	—	314	—
Accretion of asset retirement obligations	83	54	227	143
Provision for doubtful accounts	11	19	35	21
Changes in operating assets and liabilities:
Accounts receivable	(451)	56	(535)	(50)
Prepaid expenses and other current assets	(1,637)	(319)	(5,131)	(2,460)
Deferred cost	—	(465)	—	(918)
Other assets	(450)	9	(1,099)	(5)
Accounts payable	3,422	(30)	3,176	(800)
Unearned revenue	(893)	(130)	54	411
Accrued expenses and other current liabilities	12,140	2,029	14,025	3,502
Other liabilities	862	145	866	2,145
Net cash used in operating activities	(33,333)	(24,052)	(98,849)	(67,610)
Investing activities:
Purchases of property and equipment	(19,719)	(19,292)	(57,303)	(49,277)
Net cash used in investing activities	(19,719)	(19,292)	(57,303)	(49,277)
Financing activities:
Proceeds from Business Combination, net of transaction costs	—	—	160,539	—
Repayment of note assumed in the Business Combination	—	—	(1,200)	—
Proceeds from the issuance of convertible notes payable and beneficial conversion feature on convertible notes	—	—	—	11,000
Proceeds from Strategic Partner Arrangement	246	711	4,178	2,705
Proceeds from exercise of common stock options	116	127	872	345
Proceeds from the issuance of Series E Preferred Stock, net of issuance costs	—	—	—	119,850
Proceeds from the issuance of term loans, net of issuance costs	—	—	10,000	—
Payments of third-party issuance costs in connection with Term Loans	—	—	(47)	—
Repayments of capital lease obligations	(404)	(188)	(986)	(561)
Net cash provided by financing activities	(42)	650	173,356	133,339
Net increase (decrease) in cash and cash equivalents and restricted cash:	(53,094)	(42,694)	17,204	16,452
Cash and cash equivalents and restricted cash, beginning of period	101,060	85,977	30,762	26,831
Cash and cash equivalents and restricted cash, end of period	$47,966	$43,283	$47,966	$43,283

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

	As of September 30,
	2022	2021
Addressable Households	9,691,029	9,691,029
Homes Serviceable	5,960,685	5,065,304
Customer Relationships	91,297	55,078
Penetration of Homes Serviceable	1.53%	1.09%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue (000s)	$7,959	$5,871	$23,083	$15,485
Average Revenue Per User (“ARPU”)	$30.80	$38.05	$33.19	$38.42
Net Loss (000s)	$(60,312)	$(39,775)	$(150,252)	$(119,375)
Net Loss margin	(758)%	(677)%	(651)%	(771)%
Adjusted EBITDA (000s)	$(39,680)	$(25,968)	$(101,342)	$(71,279)
Adjusted EBITDA margin	(499)%	(442)%	(439)%	(460)%

Reconciliations of Adjusted EBITDA and Adjusted EBITDA margin

We define Adjusted EBITDA as Net Loss, adjusted to exclude interest, tax, depreciation and amortization expense, unusual or non-recurring items, non-cash items and other items that are not indicative of ongoing operations (including one-time transaction related expenses, stock-based compensation expenses, loss on extinguishment of debt, the fair value adjustment of derivative liabilities, recognition of distribution to non-redeeming shareholders, litigation-related expenses and RDOF penalties). We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA margin are frequently used by management, research analysts, investors and other interested parties to evaluate companies. Adjusted EBITDA and Adjusted EBITDA margin are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, Net Loss or Net Loss margin, the most directly comparable GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies.

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands)	2022		2021		2022		2021
Net Loss ($) and Net Loss margin (%)	$(60,312)	(758%)	$(39,775)	(677%)	$(150,252)	(651%)	$(119,375)	(771%)
Adjustments:
Add: Interest expense, net	8,581	108%	5,191	88%	24,144	105%	17,772	115%
Add: Depreciation and amortization expense	11,204	141%	7,773	132%	30,849	134%	20,746	134%
Add: Non-recurring transaction related expenses (1)	1,548	19%	—	—	5,590	24%	—	—
(Subtract)/Add: (Gain)/loss on fair value adjustment of derivative liabilities	(10,367)	(130)%	454	8%	(29,926)	(130)%	6,250	40%
Add: Recognition of distribution to non-redeeming shareholders	—	—	—	—	3,888	17%	—	—
Add: Loss on extinguishment of debt	—	—	—	—	—	—	2,361	15%
Add: Stock-based compensation	4,333	54%	389	7%	9,032	39%	967	6%
Add: Litigation-related expenses (2)	1,300	16%	—	—	1,300	6%	—	—
Add: RDOF penalties	4,033	51%	—	—	4,033	17%	—	—
Adjusted EBITDA ($) and Adjusted EBITDA margin (%)	$(39,680)	(499%)	$(25,968)	(442%)	$(101,342)	(439%)	$(71,279)	(460%)

(1) We add back expenses that are related to transactions that occurred during the period that are expected to be non-recurring, including mergers and acquisitions and financings. Generally these expenses are included within selling, general and administrative expense in the condensed consolidated statements of operations. For the nine months ended September 30, 2022, such transactions comprised of the Business Combination, the sale of the PIPE shares, the sale of the Series Z Preferred Stock shares, the registration for resale of both Class A common stock and private placement warrants as well as other financing costs.

(2) Litigation-related expenses relate to amounts accrued for loss contingencies.